                                                                    EXHIBIT 99.1

                             LETTER OF TRANSMITTAL


                                   To Tender
                          20% Mortgage Notes Due 2000
                         Pursuant to the Exchange Offer
                             Dated August __, 1995


                              ELSINORE CORPORATION


          THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., AUGUST __, 1995
                      NEW YORK CITY TIME, UNLESS EXTENDED


         By Hand, Overnight Express or Mail:

         Elsinore Corporation
         202 Fremont Street
         Las Vegas, Nevada 89101
         Attn:  Ernest E. East, Esq.

         By Facsimile:

         (702) 387-5142

         By Telephone:

         (702) 385-4011


                       DESCRIPTION OF SECURITIES TENDERED

                                                                                      Principal
                                                          Certificate number(s)     Amount of Old
 Name and address of registered holder as it appears                of                  Notes
  on the 20% Mortgage Notes Due 2000 ("Old Notes")        Old Notes transmitted      transmitted
 ---------------------------------------------------      ---------------------     -------------

- ----------------------------------------------------      ---------------------     -------------

- ----------------------------------------------------      ---------------------     -------------

- ----------------------------------------------------      ---------------------     -------------

- ----------------------------------------------------      ---------------------     -------------

- ----------------------------------------------------      ---------------------     -------------

NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Gentlemen:

    1. The undersigned hereby tenders to ELSINORE CORPORATION, a Nevada corporation (the "Company"), the above-described 20% Mortgage Notes Due 2000 (the "Old Notes") pursuant to the Company's offer of $1,000 principal amount of 20% Mortgage Notes Due 2000, Series B (the "New Notes") in exchange for each $1,000 principal amount of Old Notes, upon the terms and subject to the conditions contained in the Registered Statement on Form S-4 filed by the Company and certain of its Subsidiaries named on the cover thereof (collectively, the "Registrants") with the Securities and Exchange Commission (the "Registration Statement") and the accompanying Prospectus dated August __, 1995 (the "Prospectus"), receipt of which is hereby acknowledged.

    2. The undersigned hereby represents and warrants that it has full authority to tender the Old Notes described above. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the tender of Old Notes.

    3. The undersigned understands that the tender of the Old Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Company as to the terms and conditions set forth in the Prospectus.

    4. The undersigned hereby represents and warrants that it is acquiring the New Notes in the ordinary course of its business, that it is not engaged in, and does not intend to engage in, a distribution of the New Notes within the meaning of the Securities Act of 1933 and that it is not an affiliate of the Registrant and acknowledges that any broker-dealer that receives New Notes for its own account in exchange for Old Notes pursuant to the Exchange Offer must deliver a prospectus in connection with any resale of such New Notes. By so acknowledging, the undersigned shall not be deemed to admit that, by delivering a prospectus, it is an "underwriter" within the meaning of the Securities Act or that the undersigned is required to deliver a prospectus in connection with any resale of New Notes.

    5. Any obligation of the undersigned hereunder shall be binding upon the successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives of the undersigned.

Signed ______________________________



[_] CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

       Name: ________________________________________

       Address: _____________________________________

                _____________________________________

                   SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS

                              (See Instruction 1)

    To be completed ONLY IF the New Notes are to be sent to someone other than the undersigned or to the undersigned at an address other than that provided above.

         Mail to:

              Name: ________________________________________
                               (Please Print)

              Address: _____________________________________
                       _____________________________________
                       _____________________________________
                                (Include Zip Code)


                                   SIGNATURE

               ___________________________________________________
                          (Name of Registered Holder)

           By: ___________________________________________________
               Name:
               Title:

           Date: _________________________________________________

 (Must be signed by registered holder exactly as name appears on Old Notes. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title. (See Instruction 3.)

         Address _______________________________________________

         _______________________________________________________

         Telephone No. _________________________________________

Taxpayer Identification No. ____________________________________

Signature Guarantee By: ________________________________________
                                 (See Instruction 1)

         Title:

         Name of Institution:

         Address:

         Date:

         PLEASE READ THE INSTRUCTIONS BELOW, WHICH FORM A PART OF THIS LETTER OF TRANSMITTAL.

                                  INSTRUCTIONS


    1.   Guarantee of Signatures.  Signatures on this Letter of Transmittal must
         -----------------------
be guaranteed by a firm that is a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office in the United States (an "Eligible Institution") unless (i) the "Special Issuance and Delivery Instructions" above have not been completed or (ii) the Old Notes described above are tendered for the account of an Eligible Institution.

    2.   Delivery of Letter of Transmittal and Old Notes.  The Old Notes,
         -----------------------------------------------
together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), should be mailed or delivered to the Exchange Agent at the address set forth above.

    The method of delivery of Old Notes and other documents is at the election and risk of their respective holder. If delivery is by mail, registered mail (with return receipt), properly insured, is suggested.

    3.   Signatures on Letter of Transmittal, Bond Powers and Endorsements.  If
         -----------------------------------------------------------------
this Letter of Transmittal is signed by a person other than a registered holder of any Old Notes, such Old Notes must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the registered holder or holders appear on the Old Notes.

    If this Letter of Transmittal or any Old Notes or bond power is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

    4.   Miscellaneous.  All questions as to the validity, form, eligibility
         -------------
(including time of receipt), acceptance and withdrawal of tendered Old Notes will be resolved by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders or consents must be cured within such time as the Company shall determine. Neither the Company nor the Exchange Agent shall be under any duty to give notification of defects in such tenders or shall incur liabilities for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendered holder thereof.